Exhibit 99.1

Kodak Reports Third Quarter Financial Results, On Track to Achieve Revenue and Earnings Goals for 2015

ROCHESTER, N.Y.--(BUSINESS WIRE)--October 22, 2015--Eastman Kodak Company (NYSE:KODK) today reported financial results for the third quarter of 2015, ended September 30.

Highlights of the quarter include:

  GAAP net loss of $21 million compared with net earnings of $19 million in Q3 of 2014. Total SG&A and R&D expenses totaled $74 million for Q3 of 2015.
  Key product lines achieved strong sales growth:
    Volume for KODAK SONORA Process Free Plates increased by 41%.
    Volume for KODAK FLEXCEL NX Plates grew by 32%.
    Revenues from the KODAK PROSPER Portfolio increased by 36% on a constant currency basis or 27% as reported.
    Revenues for the Software and Solutions Division products and services increased by 22% on a constant currency basis or 11% as reported.
  Q3 Operational EBITDA of $39 million improved by $9 million over the same period in 2014, excluding foreign exchange and non-recurring intellectual property revenues.
  Operating Expenses were $83 million for the quarter, a 15% improvement from the prior-year period – on track to achieve a greater than $100 million improvement in 2015.
  The company reiterated 2015 guidance for revenue of $1.8 - $2.0 billion and Operational EBITDA of $100 - $120 million.
  The cash balance at the end of Q3 was $521 million. The company expects to generate cash in the fourth quarter of 2015 and in 2016, and to end 2015 with a cash balance of $550 - $600 million.

“Q3 marked significant progress in Kodak’s transformation,” said Jeff Clarke, Kodak Chief Executive Officer. “I’m pleased with the strong growth of our strategic product lines. Further, Kodak is on track to improve comparable operational EBITDA by 50% to 80% versus last year.”

Revenues in the third quarter of 2015 were $446 million, a decline of 21% from the third quarter of 2014. This decline was in large part due to the adverse impact of currency exchange, as well as expected declines in revenues from legacy consumer inkjet printer cartridge sales and a one-time gain of $52 million from patent licenses in the third quarter of 2014. When adjusted for foreign exchange and these items, revenues decreased 4% year over year.

“We expect to generate cash in Q4 2015 and in 2016, with the majority of restructuring and legacy payments behind us,” said John McMullen, Kodak Chief Financial Officer. “We have substantially reduced our cost structure and are in line to achieve a greater than $100 million improvement in 2015. Like many U.S. companies, we are challenged by foreign currency exchange and other macro-economic factors, but we see strong growth opportunities ahead.”

Print Systems Division (PSD), Kodak’s largest division, had Q3 2015 revenues of $278 million, a 13% decline compared to Q3 of 2014. Operational EBITDA for the quarter was $28 million, down from $31 million in the same period a year ago.

Without the unfavorable impact of foreign exchange rates, PSD’s Q3 Operational EBITDA would have increased by $1 million.

Enterprise Inkjet Systems Division (EISD) had Q3 revenues of $39 million, down from $43 million in the same period last year. On a constant currency basis revenues were flat. Our PROSPER business grew by 27% and was offset by declines in KODAK VERSAMARK Printing System sales. Operational EBITDA was negative $4 million, compared with negative $12 million in the third quarter of 2014, for an improvement of $8 million. On a constant currency basis, Operational EBITDA improved by $9 million. Results for this division also reflected investments in a new generation of printer systems which will be unveiled in 2016.

Micro 3D Printing and Packaging Division (MPPD) had Q3 revenues of $32 million, flat with the same period a year ago. Operational EBITDA improved on a constant currency basis to $6 million from $1 million in Q3 2014, driven by the continued growth of the KODAK FLEXCEL NX System and the gain from the termination of the relationship with UniPixel. FLEXCEL NX Plate volume increased by 32% year over year, and the installed base is now over 450 FLEXCEL NX CTPs.

Software and Solutions Division (SSD) had a strong quarter. Q3 revenues were $30 million, up 11% from $27 million in the same period last year. Operational EBITDA doubled from $1 million to $2 million.

A highlight of the quarter was the completion of a $5 million contract to produce ballots for the presidential election in Argentina.

Consumer and Film Division (CFD) had revenues of $64 million, down from $92 million in Q3 of 2014. Operational EBITDA declined from $24 million to $12 million. These declines were expected and built into the plan for the year with anticipated continued reduction in revenues and earnings from the consumer inkjet printer cartridge business. For the third quarter in a row, film recorded a profitable quarter on an Operational EBITDA before corporate cost basis. We are continuing to find new opportunities in brand licensing. During Q3, we signed deals with several new partners including manufacturers of LED lighting and flash drives.

Kodak’s Intellectual Property Solutions Division (IPSD) had no revenues in Q3 and Operational EBITDA of negative $4 million. In the third quarter of 2014, this division recorded $52 million of revenue from the license of patents. Kodak inventions ranging from anti-microbial particles to unique material solutions for 3D printing to light-blocking materials will create new growth opportunities.

The highlight of the quarter for the Eastman Business Park Division (EBP) was news that EBP will be the manufacturing site for a Federal and New York State supported hub for the development of Photonics technologies.

Revenue and Operational EBITDA 2015 vs. 2014

($ millions)

Q3 2015 Actuals	PSD	EISD	MPPD	SSD	CFD	IPSD	EBPD	Total EK
Revenue	$278	$39	$32	$30	$64	$-	$3	$446
Operational EBITDA b/f corp costs	40	(2)	6	4	14	(4)	1	59
Corporate SGA	12	2	1	2	2	-	1	20
Operational EBITDA	28	(4)	5	2	12	(4)	-	39

Q3 2014 Actuals	PSD	EISD	MPPD	SSD	CFD	IPSD	EBPD	Total EK
Revenue	$319	$43	$32	$27	$92	$52	$3	$568
Operational EBITDA b/f corp costs	45	(9)	3	2	28	45	1	115
Corporate SGA	14	3	2	1	4	-	1	25
Operational EBITDA	31	(12)	1	1	24	45	-	90

Q3 2015 Actuals vs. Q3 2014 Actuals - B/(W)	PSD	EISD	MPPD	SSD	CFD	IPSD	EBPD	Total EK
Revenue	$(41)	$(4)	$-	$3	$(28)	$(52)	$-	$(122)
Operational EBITDA b/f corp costs	(5)	7	3	2	(14)	(49)	-	(56)
Corporate SGA	2	1	1	(1)	2	-	-	5
Operational EBITDA	(3)	8	4	1	(12)	(49)	-	(51)

Q3 2015 Actuals on constant currency vs. Q3 2014 - B/(W)	PSD	EISD	MPPD	SSD	CFD	IPSD	EBPD	Total EK
Revenue	$(12)	$-	$4	$6	$(27)	$(52)	$-	$(81)
Operational EBITDA	$1	$9	$5	$2	$(11)	$(49)	$-	$(43)

About Kodak

Kodak is a technology company focused on imaging. We provide – directly and through partnerships with other innovative companies – hardware, software, consumables and services to customers in graphic arts, commercial print, publishing, packaging, electronic displays, entertainment and commercial films, and consumer products markets. With our world-class R&D capabilities, innovative solutions portfolio and highly trusted brand, Kodak is helping customers around the globe to sustainably grow their own businesses and enjoy their lives. For additional information on Kodak, visit us at kodak.com, follow us on Twitter @Kodak, or like us on Facebook at KodakNow.

Cautionary Statement Regarding Forward-looking Statements

This press release includes "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning Kodak’s plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, liquidity, investments, financing needs, business trends, and other information that is not historical information. When used in this document, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “predicts,” “forecasts,” “strategy,” “continues,” “goals,” “targets” or future or conditional verbs, such as “will,” “should,” “could,” or “may,” and variations of such words or similar expressions, as well as statements that do not relate strictly to historical or current facts, are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, management’s examination of historical operating trends and data, are based upon Kodak’s expectations and various assumptions. Future events or results may differ from those anticipated or expressed in these forward-looking statements. Important factors that could cause actual events or results to differ materially from these forward-looking statements include, among others, the risks and uncertainties described in more detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, under the headings “Business,” “Risk Factors,” “Legal Proceedings” and/or “Management’s Discussion and Analysis of Financial Condition and Results of Operations–Liquidity and Capital Resources”, in the corresponding sections of the report on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015, and September 30, 2015, and in other filings the Company makes with the SEC from time to time, as well as the following: Kodak’s ability to improve and sustain its operating structure, financial results and profitability; the ability of Kodak to achieve cash forecasts, financial projections, and projected growth; Kodak’s ability to achieve the financial and operational results contained in its business plans; Kodak’s ability to discontinue, sell or spin-off certain non-core businesses or operations, or otherwise monetize assets; Kodak’s ability to comply with the covenants in its credit facilities; Kodak’s ability to obtain additional financing if and as needed; the potential adverse effects of the concluded Chapter 11 proceedings on Kodak’s brand or business prospects; Kodak’s ability to fund continued investments, capital needs and restructuring payments and service its debt; changes in foreign currency exchange rates, commodity prices and interest rates; the resolution of claims against Kodak; Kodak’s ability to attract and retain key executives, managers and employees; Kodak’s ability to maintain product reliability and quality and growth in relevant markets; Kodak’s ability to effectively anticipate technology trends and develop and market new products, solutions and technologies; and the impact of the global economic environment on Kodak.

A. NON-GAAP MEASURES

In this third quarter financial results news release, reference is made to certain non-GAAP financial measures of increase in revenue from the Kodak Prosper Portfolio on a constant currency basis, Operational EBITDA, improvement in Operational EBITDA excluding the impacts of foreign exchange and non-recurring intellectual property revenue, Operating Expenses (Operational Selling, General and Administrative (“SG&A”) expenses and Operational Research and Development (“R&D”) expenses), improvement in Operating SG&A and Operating R&D expenses, reduction in revenue excluding non-recurring intellectual property revenue, decrease in legacy Consumer Inkjet printer cartridge sales and the impact of foreign exchange, change in revenues on a constant currency basis, and change in Operational EBITDA on a constant currency basis.

The Company believes that these non-GAAP measures represent important internal measures of performance. Accordingly, where they are provided, it is to give investors the same financial data management uses with the belief that this information will assist the investment community in properly assessing the underlying performance of the company, its financial condition, results of operations and cash flow.

The following reconciliations are provided with respect to terms used in this third quarter financial results news release.

The following table reconciles the increase in revenue on a constant currency basis for the Kodak Prosper Portfolio to the most directly comparable GAAP measure of Total Revenues for the three months ended September 30, 2015 and 2014 respectively:

(in millions)
	Q3 2015	Q3 2014	Growth %
Prosper equipment, consumables and service revenues on a constant currency basis	$19	$14	36%
Impact of foreign exchange (6)	-	1
Prosper equipment, consumables and service revenues as reported (GAAP Basis)	$19	$15	27%

The following table reconciles Operational EBITDA and the improvement in Operational EBITDA excluding the impact of foreign exchange and non-recurring intellectual property revenue to the most directly comparable GAAP measure of Net (loss) income attributable to Eastman Kodak Company for the three months ended September 30, 2015 and 2014, respectively:

(in millions)			Improvement
	Q3 2015	Q3 2014	(Decline)
Operational EBITDA excluding non-recurring intellectual property revenue and foreign exchange impact	$47	$38	$9
Non-recurring intellectual property revenue	-	52	(52)
Foreign exchange impact (3)	(8)	-	(8)
Operational EBITDA	$39	$90	$(51)
All other	1	2	(1)
Restructuring costs and other	(6)	(9)	3
Corporate components of pension and OPEB income (2)	34	30	4
Depreciation and amortization	(36)	(49)	13
Stock-based compensation	(6)	(2)	(4)
Consulting and other costs (1)	(4)	(1)	(3)
Idle Costs (4)	-	(1)	1
Other operating expense, net excluding gain related to Unipixel termination (5)	(1)	(2)	1
Interest expense	(16)	(15)	(1)
Other charges, net	(3)	(1)	(2)
Reorganization items, net	-	(1)	1
Consolidated income from continuing operations before income taxes	2	41	(39)
Provision for income taxes	15	10	5
(Loss) income from continuing operations	(13)	31	(44)
Loss from discontinued operations, net of income taxes	(8)	(12)	4
Net (loss) income	(21)	19	(40)
Less: Net income attributable to noncontrolling interests	1	2	(1)
Net (loss) income attributable to Eastman Kodak Company (GAAP basis)	$(22)	$17	$(39)

The following tables reconcile Operational SG&A and Operational R&D expenses and the improvement in Operational SG&A and Operational R&D expenses from the prior year period to the most directly comparable GAAP measures of SG&A and R&D expenses, respectively, for the three months ended September 30, 2015 and 2014, respectively:

(in millions)
	Q3 2015	Q3 2014	% Change
Operational SG&A	$64	$74	-14%
Impact of stock based compensation	3	1	200%
Impact of consulting and other costs (1)	4	1	300%
Corporate components of pension and OPEB income (2)	(12)	(9)	33%
Selling, General and Administrative costs (GAAP basis)	$59	$67	-12%

	Q3 2015	Q3 2014	% Change
Operational R&D	$19	$24	-21%
Impact of stock based compensation	1	-	n/a
Corporate components of pension and OPEB income (2)	(5)	(4)	25%
Research and Development Costs (GAAP basis)	$15	$20	-25%

The following tables reconcile the annual run rate improvement in Operational SG&A and Operational R&D expenses to the most directly comparable GAAP measures of SG&A and R&D, respectively, for the three months ended September 30, 2015 and the twelve months ended December 31, 2014, respectively:

							YTD 2015
							Annual Run Rate
(in millions)		Q3 2015			YTD 2015		vs FY 2014
	Q3 2015	Run Rate	Q1 2015	Q2 2015	Annual Run Rate	FY 2014	$ Change
Operational SG&A excluding environmental settlement	$64	$128	$67	$66	$261	$329	$(68)
Environmental settlement	-	-	(5)	-	(5)	-	(5)
Operational SG&A	64	128	62	66	256	329	(73)
Impact of costs previously allocated to discontinued operations	-	-	-	-	-	4	(4)
Impact of stock based compensation	3	6	4	3	13	3	10
Impact of consulting and other costs (1)	4	8	2	5	15	5	10
Corporate components of pension and OPEB income (2)	(12)	(24)	(11)	(12)	(47)	(34)	(13)
Idle costs (4)	-	-	1	-	1	2	(1)
All other	-	-	-	-	-	1	(1)
Selling, General and Administrative Costs (GAAP basis)	$59	$118	$58	$62	$238	$310	$(72)

							YTD 2015
							Annual Run Rate
		Q3 2015			YTD 2015		vs FY 2014
	Q3 2015	Annual Run Rate	Q1 2015	Q2 2015	Annual Run Rate	FY 2014	$ Change
Operational R&D	$19	$38	$23	$20	$81	$109	$(28)
Impact of stock based compensation	1	2	1	-	3	-	3
Corporate components of pension and OPEB income (2)	(5)	(10)	(5)	(4)	(19)	(15)	(4)
Research and Development Costs (GAAP basis)	$15	$30	$19	$16	$65	$94	$(29)

The following table reconciles the reduction in revenue excluding non-recurring intellectual property revenue, decrease in legacy Consumer Inkjet printer cartridge sales and the impact of foreign exchange to the most directly comparable GAAP measure of Total Revenues for the three months ended September 30, 2015 and 2014, respectively:

(in millions)			$ - Improvement	% - Improvement
	Q3 2015	Q3 2014	(Decline)	(Decline)
Revenues excluding non-recurring intellectual property revenue, decrease in legacy Consumer Inkjet printer cartridge sales and impact of foreign exchange	$497	$516	$(19)	-4%
Non-recurring intellectual property revenue	-	52	(52)
Decrease in legacy Consumer Inkjet printer cartridge sales	(10)	-	(10)
Impact of foreign exchange (3)	(41)	-	(41)
Total Revenues (GAAP Basis)	$446	$568	$(122)	-21%

The following tables reconcile the change in revenues on a constant currency basis to the most directly comparable GAAP measure of Total Segment Revenue for the three months ended September 30, 2015 and 2014, respectively:

(in millions)			Improvement	% - Improvement
	Q3 2015	Q3 2014	(Decline) - $	(Decline)
Print Systems Division revenues on a constant currency basis	$307	$319	$(12)	-4%
Impact of foreign exchange (3)	(29)	-	(29)
Print Systems Division revenues as reported (GAAP Basis)	$278	$319	$(41)	-13%

			Improvement	Improvement
	Q3 2015	Q3 2014	(Decline) - $	(Decline) - %
Enterprise Inkjet Systems Division revenues on a constant currency basis	$43	$43	$-	0%
Impact of foreign exchange (3)	(4)	-	(4)
Enterprise Inkjet Systems Division revenues as reported (GAAP Basis)	$39	$43	$(4)	-9%

			Improvement	Improvement
	Q3 2015	Q3 2014	(Decline) - $	(Decline) - %
Micro 3D Printing and Packaging Division revenues on a constant currency basis	$36	$32	$4	13%
Impact of foreign exchange (3)	(4)	-	(4)
Micro 3D Printing and Packaging Davison revenues as reported (GAAP Basis)	$32	$32	$-	0%

			Improvement	Improvement
	Q3 2015	Q3 2014	(Decline) - $	(Decline) - %
Software and Solutions Division revenues on a constant currency basis	$33	$27	$6	22%
Impact of foreign exchange (3)	(3)	-	(3)
Software and Solutions Division revenues as reported (GAAP Basis)	$30	$27	$3	11%

			Improvement	Improvement
	Q3 2015	Q3 2014	(Decline) - $	(Decline) - %
Consumer and Film Division revenues on a constant currency basis	$65	$92	$(27)	-29%
Impact of foreign exchange (3)	(1)	-	(1)
Consumer and Film Division revenues as reported (GAAP Basis)	$64	$92	$(28)	-30%

The following table reconciles the change in Operational EBITDA on a constant currency basis to the most directly comparable GAAP measure of Operational EBITDA (Segment Measure) for the three months ended September 30, 2015 and 2014, respectively:

(in millions)			Improvement
	Q3 2015	Q3 2014	(Decline) - $
Print Systems Division Operational EBITDA on a constant currency basis	32	31	1
Impact of foreign exchange (3)	(4)	-	(4)
Print Systems Division Operational EBITDA (Segment Measure)	$28	$31	$(3)

			Improvement
	Q3 2015	Q3 2014	(Decline) - $
Enterprise Inkjet Systems Division Operational EBITDA on a constant currency basis	(3)	(12)	9
Impact of foreign exchange (3)	(1)	-	(1)
Enterprise Inkjet Systems Division Operational EBITDA (Segment Measure)	$(4)	$(12)	$8

			Improvement
	Q3 2015	Q3 2014	(Decline) - $
Micro 3-D Printing and Packaging Division Operational EBITDA on a constant currency basis	6	1	5
Impact of foreign exchange (3)	(1)		(1)
Micro 3D Printing and Packaging Division Operational EBITDA (Segment Measure) (5)	$5	$1	$4

			Improvement
	Q3 2015	Q3 2014	(Decline) - $
Software and Solutions Division Operational EBITDA on a constant currency basis	3	1	2
Impact of foreign exchange (3)	(1)	-	(1)
Software and Solutions Division Operational EBITDA (Segment Measure)	$2	$1	$1

			Improvement
	Q3 2015	Q3 2014	(Decline) - $
Consumer and Film Division Operational EBITDA on a constant currency basis	13	24	(11)
Impact of foreign exchange (3)	(1)	-	(1)
Consumer and Film Division Operational EBITDA (Segment Measure)	$12	$24	$(12)
(1)	Consulting and other costs are primarily related to professional services provided for corporate strategic initiatives in the current year periods. The prior year periods primarily represent the cost of AlixPartners filling interim executive positions which are not captured within “Reorganization items, net” as well as consulting services provided by former executives during transitional periods.

(2)	Composed of interest cost, expected return on plan assets, amortization of actuarial gains and losses and curtailments and settlement components of pension and other postretirement benefit expenses.

(3)	The impact of foreign exchange represents the impact of using average foreign exchange rates for the three months ended September 30, 2014 rather than the actual exchange rates in effect for the three months ended September 30, 2015.

(4)	Consists of third party costs such as security, maintenance, and utilities required to maintain land and buildings in certain locations not used in any Kodak operations.

(5)	In the third quarter of 2015 a $3 million gain was recognized related to assets that were acquired for no monetary consideration as a part of the termination of the relationship with UniPixel. The gain was reported in Other operating income (expense), net in the Consolidated Statement of Operations. Other operating income (expense), net is typically excluded from the segment measure. However, this particular gain was included in the Micro 3D Printing and Packaging segment’s earnings for the third quarter of 2015.

(6)	The impact of foreign exchange represents the impact to 2015 and 2014 revenues using budgeted rates of exchange rather than the actual exchange rates in effect for the three months ended September 30, 2015 and 2014, respectively.

B. FINANCIAL STATEMENTS

Eastman Kodak Company
CONSOLIDATED STATEMENT OF OPERATIONS
(in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues
Sales	$357	$475	$1,066	$1,300
Services	89	93	265	284
Total revenues	446	568	1,331	1,584
Cost of revenues
Sales	287	343	880	1,021
Services	60	69	189	216
Total cost of revenues	347	412	1,069	1,237
Gross profit	99	156	262	347
Selling, general and administrative expenses	59	67	179	239
Research and development costs	15	20	50	73
Restructuring costs and other	6	9	29	42
Other operating (income) expense, net	(2)	2	-	2
Income (loss) from continuing operations before interest expense, other charges, net, reorganization items, net and income taxes	21	58	4	(9)
Interest expense	16	15	46	47
Other charges, net	(3)	(1)	(15)	(4)
Reorganization items, net	-	1	5	11
Income (loss) from continuing operations before income taxes	2	41	(62)	(71)
Provision for income taxes	15	10	28	11
(Loss) income from continuing operations	(13)	31	(90)	(82)
(Loss) earnings from discontinued operations, net of income taxes	(8)	(12)	(8)	5
Net (loss) income	(21)	19	(98)	(77)
Less: Net income attributable to noncontrolling interests	1	2	6	4
NET (LOSS) INCOME ATTRIBUTABLE TO EASTMAN KODAK COMPANY	$(22)	$17	$(104)	$(81)

The notes accompanying the Company’s third quarter 2015 Form 10-Q are an integral part of these consolidated financial statements.

Eastman Kodak Company
CONSOLIDATED STATEMENT OF FINANCIAL POSITION
(in millions)

	As of September 30, 2015	As of December 31, 2014
ASSETS
Cash and cash equivalents	$521	$712
Receivables, net	376	414
Inventories, net	375	349
Deferred income taxes	21	31
Assets held for sale	-	14
Other current assets	32	30
Total current assets	1,325	1,550
Property, plant and equipment, net of accumulated depreciation of $314 and $231, respectively	433	524
Goodwill	90	96
Intangible assets, net of accumulated amortization of $52 and $33, respectively	164	182
Restricted cash	38	37
Deferred income taxes	29	38
Other long-term assets	121	129
TOTAL ASSETS	$2,200	$2,556
LIABILITIES AND EQUITY
Liabilities
Accounts payable, trade	$186	$212
Current portion of long-term debt	4	5
Liabilities held for sale	-	10
Other current liabilities	312	372
Total current liabilities	502	599
Long-term debt, net of current portion	670	672
Pension and other postretirement liabilities	556	662
Other long-term liabilities	290	324
Total liabilities	2,018	2,257

Commitments and Contingencies (Note 5)

Equity
Common stock, $0.01 par value	-	-
Additional paid in capital	629	621
Treasury stock, at cost	(5)	(4)
Accumulated deficit	(307)	(204)
Accumulated other comprehensive loss	(162)	(136)
Total Eastman Kodak Company shareholders’ equity	155	277
Noncontrolling interests	27	22
Total equity	182	299
TOTAL LIABILITIES AND EQUITY	$2,200	$2,556

The notes accompanying the Company’s third quarter 2015 Form 10-Q are an integral part of these consolidated financial statements.

CONTACT:
Media:
Kodak
Louise Kehoe, +1 585-802-1343
louise.kehoe@kodak.com
or
Investor Contact:
Kodak
David Bullwinkle, +1 585-724-4053
shareholderservices@kodak.com